                        POST-EFFECTIVE AMENDMENT NO. 1

   As filed with the Securities and Exchange Commission on October 25, 2000
                                                      Registration No. 333-37866

                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549
                          __________________________
                        Post-Effective Amendment No. 1
                                      to
                                   Form S-1

                            REGISTRATION STATEMENT
                                     Under
                          THE SECURITIES ACT OF 1933
                          __________________________
                              Curon Medical, Inc.
            (Exact name of registrant as specified in its charter)

         Delaware                  735 Palomar Avenue           77-0470324
(State or other jurisdiction   Sunnyvale, California 94085   (I.R.S. Employer
   of incorporation or              (408) 733-9910          Identification No.)
       organization)

   (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)
                          __________________________
                                 John W. Morgan
                            Chief Executive Officer
                              CURON MEDICAL, INC.
                              735 Palomar Avenue
                          Sunnyvale, California 94085
                                (408) 733-9910
      (Name, address, including zip code, and telephone number, including area code, of agent for service)
                          __________________________
                                  Copies to:
     J. Casey McGlynn, Esq.                   Donald J. Murray, Esq.
      David J. Saul, Esq.                      Dewey Ballantine LLP
Wilson Sonsini Goodrich & Rosati           1301 Avenue of the Americas
    Professional Corporation                 New York, New York 10019
     650 Page Mill Road                           (212) 259-8000
  Palo Alto, California 94304
       (650) 493-9300

                          __________________________
     The registrant hereby requests that this Post-Effective Amendment No. 1 become effective as soon as practicable pursuant to Section 8(c) of the Securities Act of 1933.

     On May 25, 2000, Curon Medical, Inc., a Delaware corporation ("Curon Medical"), filed Registration Statement No. 333-37866 on Form S-1 (the "Registration Statement") to register 5,750,000 shares (the "Shares") of common stock, $.001 par value per share, of Curon Medical (the "Common Stock").

     On October 21, 2000, the Registration Statement became effective. Since the effective date, UBS Warburg LLC, the lead underwriter, has exercised its over-allotment option for 475,000 of the 750,000 allotted shares. Accordingly, Curon Medical hereby deregisters a total of 275,000 shares of Common Stock, comprised of the Shares not sold by Curon Medical during the effective period.

                       SIGNATURES AND POWER OF ATTORNEY

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Post-Effective Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Sunnyvale, California, on the 25th day of October, 2000.

                                  Curon Medical, Inc.


Date:    October 25, 2000         By:         /s/ John W. Morgan*
                                      --------------------------------------
                                                  John W. Morgan
                                       President and Chief Executive Officer

     Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 1 to the Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

       Signature                            Capacity                        Date
       ---------                            --------                        ----

    John W. Morgan*              President and Chief Executive        October 25, 2000
--------------------------       Officer and Director (Principal
    John W. Morgan               Executive Officer)



/s/ Alistair F. McLaren          Chief Financial Officer and Vice     October 25, 2000
---------------------------      President of Finance and
    Alistair F. McLaren          Administration (Principal
                                 Financial Officer)


       Michael Berman*           Director                             October 25, 2000
----------------------------
       Michael Berman

        Fred Brown*              Director                             October 25, 2000
----------------------------
        Fred Brown

        David I. Fann*           Director                             October 25, 2000
----------------------------
        David I. Fann

       Alan L. Kaganov*          Director                             October 25, 2000
----------------------------
       Alan L. Kaganov

   Robert F. Kuhling, Jr.*       Director                             October 25, 2000
----------------------------
   Robert F. Kuhling, Jr.



*By: /s/  Alistair F. McLaren
    ------------------------------
         Alistair F. McLaren
          Attorney-in-fact


                                      -3-